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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-101770, 333-00233 and 333-53137) and
Registration Statement on Form S-3 (No. 333-79307) of The Andersons, Inc. of our report dated January 27, 2003, except as to the effect of the matters described in Note 1 to the Consolidated Financial Statements which is as of October 24, 2003, relating to the consolidated financial statements, which appears in the 2002 Annual Report to Shareholders, included herein as Exhibit 13, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated October 24, 2003 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Toledo, Ohio
October 24, 2003

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